EXHIBIT 1
Transactions in the Common Stock of the Issuer by Reporting Persons During the Past 60 Days
Date	Buy/Sell	Security	Approximate Price Per Share	Amount of Shares Bought/(Sold)
Marlton Partners, L.P.

04/10/2025	Buy	Common Stock	$3.55	500
04/08/2025	Buy	Common Stock	$3.44	1,605
04/07/2025	Buy	Common Stock	$3.51	1,213
04/04/2025	Buy	Common Stock	$3.60	2,118
04/03/2025	Buy	Common Stock	$3.86	500
03/28/2025	Buy	Common Stock	$3.86	1,868
03/27/2025	Buy	Common Stock	$3.86	132
03/26/2025	Buy	Common Stock	$3.91	100
03/25/2025	Buy	Common Stock	$4.00	1,000
03/24/2025	Buy	Common Stock	$3.91	1,000
03/17/2025	Buy	Common Stock	$3.71	14,640
03/14/2025	Buy	Common Stock	$3.63	1,500
03/11/2025	Sell	Common Stock	$3.80	(1,000)
03/07/2025	Sell	Common Stock	$3.87	(3,139)
03/06/2025	Buy	Common Stock	$3.86	800
03/04/2025	Buy	Common Stock	$3.97	2,216
03/03/2025	Sell	Common Stock	$4.00	(864)
02/25/2025	Buy	Common Stock	$3.97	1,000
02/24/2025	Buy	Common Stock	$3.96	1
02/11/2025	Buy	Common Stock	$3.99	3,500

Gabriel D. Gliksberg

04/09/2025	Buy	Common Stock	$3.40	4,000
04/08/2025	Buy	Common Stock	$3.83	8,100
03/17/2025	Buy	Common Stock	$3.70	7,800
03/14/2025	Buy	Common Stock	$3.63	600
03/13/2025	Buy	Common Stock	$3.65	100